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                                                                  Exhibit 10.14


AMENDED AND RESTATED
PROMISSORY NOTE

$5,500,000                                                   SEPTEMBER 15, 1999


         FOR VALUE RECEIVED, VASTERA, INC., a Delaware corporation (the "BORROWER"), promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "BANK"), in lawful money of the United States of America in immediately available funds, the principal sum equal to the lesser of FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($5,500,000) (the "FACILITY") and the aggregate unpaid principal amount outstanding as of the Revolving Credit Expiration Date and the Equipment Line Maturity Date, as applicable (as each is defined herein), together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

         1. LOAN AGREEMENT. This Note is issued in connection with the Loan Agreement dated March 5, 1999 between the Borrower and the Bank, as amended by Amendment No. 1 to Loan Agreement, dated the date hereof, the terms of which are incorporated herein by reference (as amended, the "LOAN AGREEMENT"), and is secured by the property described in the other loan documents entered into in connection with the Loan Agreement (THE "LOAN DOCUMENTS") and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note. All initially capitalized terms not otherwise defined herein shall have the same meanings ascribed to such terms in the Loan Agreement.

         2. RATES OF INTEREST. Amounts outstanding under this Note will bear interest at a rate per annum determined in accordance with the Loan Agreement. Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period.

         3. ADVANCES/EXPIRATION DATES. The Borrower may borrow, repay and reborrow up to a maximum of $2,500,000 hereunder pursuant to the Revolving Credit (as defined in the Loan Agreement) until the Revolving Credit Expiration Date and may borrow up to a maximum of $3,000,000 hereunder pursuant to the Equipment Line, in each case subject to the terms and conditions of this Note and the Loan Documents. The Borrower shall be limited to a maximum of four (4) quarterly advances (each an "EQUIPMENT ADVANCE") under the Equipment Line within the twelve (12) month period immediately following the date of this Note, which Equipment Advances must be requested and made in accordance with the Loan Documents. The "REVOLVING CREDIT EXPIRATION DATE" shall mean September 5, 2000, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower. The "EQUIPMENT LINE EXPIRATION DATE" shall mean September ___, 2000. The Revolving Credit Expiration Date and the Equipment Line Expiration Date are referred to herein collectively as the "EXPIRATION DATES." The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the initial Expiration Dates. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

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4.       PAYMENT TERMS.

         (a) REVOLVING CREDIT. Accrued interest will be due and payable on the 15th day of each month. The outstanding principal balance and any accrued but unpaid interest shall be due and payable on the Revolving Credit Expiration Date.

         (b) EQUIPMENT LINE. Interest on the aggregate outstanding principal balance of each Equipment Advance shall accrue beginning on the date that each such Equipment Advance is made. Such accrued interest will be due and payable on the 15th day of each month, beginning on the 15th day of the first calendar month following the month of the first Equipment Advance. The outstanding obligations of the Borrower with respect to all Equipment Advances made by the Bank prior to March 5, 2000 (the "FIRST EQUIPMENT LINE LOAN CONVERSION DATE") shall be converted to a term loan (the "FIRST EQUIPMENT LINE LOAN") on the First Equipment Line Loan Conversion Date. Any and all accrued but unpaid interest on Equipment Advances as of the First Equipment Line Loan Conversion Date shall be due and payable in full on such First Equipment Line Loan Conversion Date. The Borrower shall make thirty (30) equal, monthly payments of principal and interest under the First Equipment Line Loan beginning with the payment due on March 15, 2000 and continuing on the 15th day of each calendar month thereafter through and including August 15, 2002. Interest on the aggregate principal balance of each Equipment Advance made after the First Equipment Line Loan Conversion Date (each a "SECOND TRANCHE EQUIPMENT ADVANCE") shall accrue beginning on the date that each such Second Tranche Equipment Advance is made. Such accrued interest will be due and payable on the 15th day each month, beginning on the 15th day of the first calendar month following the month of the first Second Tranche Equipment Advance. The obligations of the Borrower with respect to all Second Tranche Equipment Advances shall be converted to a second term loan (the "SECOND EQUIPMENT LINE LOAN") on the Equipment Line Expiration Date. Any and all accrued but unpaid interest as of the Equipment Line Expiration Date on Second Tranche Equipment Advances shall be due and payable in full on such Equipment Line Expiration Date. The Borrower shall make thirty (30) equal, monthly payments of principal and interest under the Second Equipment Line Loan beginning with the payment due on September 15, 2000 and continuing on the 15th day of each calendar month thereafter through and including February 15, 2003. The outstanding principal balance hereunder and any accrued but unpaid interest shall be due and payable on February 15, 2003 (the "EQUIPMENT LINE MATURITY DATE"). If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's principal office is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including reasonable attorney's fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

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         If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's principal office is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit accounts at the Bank for any payment when due hereunder. Payments received will be applied first to accrued interest, then principal, then to charges, fees and expenses (including reasonable attorney's fees) in any order the Bank may choose, in its sole discretion.

         5. LATE PAYMENTS; DEFAULT RATE. If the Borrower fails to make any payment of principal when due or any payment of interest or other amount coming due pursuant to the provisions of this Note within ten (10) business days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $500. Such ten (10) day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by the Bank of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. Upon maturity, whether by acceleration, demand or otherwise, and at the option of the Bank upon the occurrence of any Event of Default (as defined in the Loan Agreement) and during the continuance thereof, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be three percentage points (3%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "DEFAULT RATE"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

         6. PREPAYMENT. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty.

         7. REPLACEMENT OF ORIGINAL NOTE. This Amended and Restated Promissory Note is issued in replacement for that certain Promissory Note issued by the Borrower dated March 5, 1999 payable to the Bank, in the face amount of $4,000,000 (the "ORIGINAL NOTE"). The indebtedness of the Borrower to the Bank evidenced by the Original Note is continuing indebtedness and nothing herein shall be deemed to constitute a payment, settlement or novation of the Original Note or as a release or to otherwise adversely affect any rights of Bank against the Borrower. All amounts outstanding under the Original Note shall be transferred to, and be deemed to be outstanding under, this Amended and Restated Promissory Note.

         8. MISCELLANEOUS. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power to be considered to be a waiver of any such right or power, nor shall the Bank's action or inaction impair any such right or power. The Borrower agrees to pay on demand, to the extent permitted by law, all reasonable costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Hank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The
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Borrower also waives all defenses based on suretyship or impairment of collateral. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shad inure to the benefit of the Hank and its successors and assigns.

         THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. The Borrower hereby irrevocably consents to the non-exclusive jurisdiction of any state or federal court for Allegheny County, Pennsylvania or the Western District of Pennsylvania, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth in the Loan Agreement and service so made will be deemed to be completed when received by the Borrower; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

         9. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHT THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATION TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED TN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

         The Borrower acknowledges that it has read and understood all of the provisions of this Note, including waiver of jury trial, and has been advised by counsel as necessary or appropriate.

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         WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

                   VASTERA, INC.

                   By:    /s/ Philip J. Balsamo
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                   Print Name:     Philip J. Balsamo
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                   Title:  CFO
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